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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated February 9, 2004 on the 2003 financial statements of the William Blair Funds (comprised of the Growth Fund, Tax-Managed Growth Fund, Large Cap Growth Fund, Small Cap Growth Fund, Small-Mid Cap Growth Fund, International Growth Fund, Value Discovery Fund, Income Fund, Ready Reserves Fund, and Institutional International Growth Fund) in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463) and in this Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5344).


                                        ERNST & YOUNG LLP

Chicago, Illinois
April 28, 2004